UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2025

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2025, Herbert Alvin (“Hap”) Pollard notified the Company of his resignation as Chief Financial Officer and Treasurer and as a member of the board of directors of Sculptor Diversified Real Estate Income Trust, Inc. (referred to herein as the “Company,” “we,” “our,” or “us”). Mr. Pollard’s resignation was not due to any disagreement with the Company, its advisor, Sculptor Capital Management, Inc. (together with its affiliates, “Sculptor”) or any of their affiliates.

Following Mr. Pollard’s resignation, on April 15, 2025, the board of directors of the Company appointed Ellen Conti to serve as the Company’s Chief Financial Officer and Treasurer and as a member of its board of directors.

Ms. Conti, age 35, is an Executive Managing Director and Chief Financial Officer for Sculptor, in addition to being a member of the firm's Partner Management Committee. In this role, Ms. Conti oversees all aspects of Accounting, Operations, Corporate Strategy, Tax, and Treasury at Sculptor. Ms. Conti became Chief Financial Officer in February 2024 and was previously Head of Corporate Strategy from October 2021 to February 2024. Prior to joining Sculptor in 2021, Ms. Conti was Head of Corporate Strategy and Finance for Assured Investment Management, formerly BlueMountain Capital Management, from December 2020 to October 2021. She also held roles as Deputy Chief Financial Officer and within strategy and business development from September 2016 to December 2020. Prior to Assured Investment Management, she worked at Credit Suisse within global strategy and business development for the Asset Management business. Ms. Conti holds a Bachelor of Science in Finance and Accounting with a minor in Politics from the Leonard N. Stern School of Business at New York University.

There are no family relationships between Ms. Conti and any director or executive officer of the Company and there are no transactions between Ms. Conti and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Ms. Conti was not appointed pursuant to any arrangement or understanding between such individual and any other person.

In connection with her appointment, Ms. Conti entered into an indemnification agreement (the “Indemnification Agreement”) with the Company, effective as of April 15, 2025, consistent with the form of indemnification agreement that is entered into between each director and executive officer of the Company. Pursuant to the terms of the Indemnification Agreement, the Company will indemnify and advance expenses and costs incurred by Ms. Conti in connection with any claims, suits or proceedings brought against her as a result of her service. Such indemnification obligation is subject to the limitations set forth in the Indemnification Agreement and the Company’s articles of amendment and restatement. The preceding summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement that the Company filed as Exhibit 10.4 to the Company’s Registration Statement on Form 10 (File No. 000-56566) filed with the Securities and Exchange Commission on July 5, 2023.

Item 8.01. Other Events.

March 31, 2025 Net Asset Value (“NAV”) per Share

On April 15, 2025, we released the NAV per share for each share class of our common stock as of March 31, 2025, which amounts are as follows:

NAV per Share
Class E	$10.6977
Class F	$10.5831
Class FF	$10.4263
Class AA	$10.4604
Class A	$10.3321
Class I-S	$10.2905
NAV Calculation

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our total NAV presented in the following tables includes the NAV of our Class E, Class F, Class FF, Class AA, Class A and Class I-S common shares, which were reduced by the noncontrolling interests in our consolidated subsidiaries.

The following table provides a breakdown of the major components of our NAV as of March 31, 2025 (amounts in thousands, except share/unit data):

Components of NAV
Investments in real estate, net (including goodwill)	$573,378
Investment in an unconsolidated joint venture	2,003
Investment in real estate debt	43,128
Cash and cash equivalents	18,032
Restricted cash	25,065
Receivables	848
Other assets	3,507
Mortgages, credit facility and financing obligations, net	(260,967)
Accounts payable and other liabilities	(28,818)
Management fee payable	(287)
Due to related parties	(87)
Noncontrolling interest in the consolidated subsidiaries	(26,674)
Net Asset Value	$349,128
Number of outstanding shares/units	33,137,797
The following table provides a breakdown of our total NAV and NAV per share/unit by class as of March 31, 2025 (amounts in thousands, except share/unit and per share/unit data):

NAV per share	Class E Shares	Class F Shares	Class FF Shares	Class AA Shares	Class A Shares	Class I-S Shares	Operating Partnership Units(1)	Total
NAV	$21,209	$207,502	$64,552	$37,589	$16,105	$498	$1,673	$349,128
Number of outstanding shares/units	1,982,592	19,607,042	6,191,298	3,593,393	1,558,735	48,381	156,356	33,137,797
NAV Per Share/Unit	$10.6977	$10.5831	$10.4263	$10.4604	$10.3321	$10.2905	$10.6977	$10.5356
_____________________________________

(1) Includes the partnership interests of Sculptor Diversified REIT Operating Partnership LP held by Sculptor Diversified REIT Special Limited Partner LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Title:	Chief Executive Officer

Date:	April 15, 2025